Exhibit 21


                     BLACK HILLS CORPORATION

                     SUBSIDIARY OF REGISTRANT


                  Wyodak Resources Development Corp.
                      a Delaware corporation.


         SUBSIDIARIES OF WYODAK RESOURCES DEVELOPMENT CORP.


                           DAKSOFT, Inc.
                    a South Dakota corporation


                    Landrica Development Company,
                     a South Dakota corporation


                     Western Production Company,
                        a Wyoming corporation.


                             WYGEN, Inc.
                        a Wyoming corporation.


                         Enserco Energy, Inc.
                      a South Dakota corporation
                 (50 percent owned by Wyodak Resources)


                    Black Hills Capital Group, Inc.
                      a South Dakota corporation


                    Black Hills Energy Resources, Inc.
                      a South Dakota corporation


                              VariFuel, Inc.
                      a South Dakota corporation